Exhibit 3.4
BY- LAWS OF
C. P. ACQUISITION CORP.

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meeting.    The annual meeting of the stockholders of C. P. Acquisition Corp. (the “Corporation”) for the election of directors and for the transaction of such other business as may come before the meeting shall be on the third Thursday of May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such time and at such location as shall be designated by the Board of Directors or at such other date, time, and location as the Board of Directors shall designate.

Section 2.    Special Meetings.    Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or the President and shall be called by the President or Secretary at the request in writing of stockholders of record owning at least fifty percentum of the shares of stock of the Corporation outstanding and entitled to vote.

Section 3.    Notice of Meetings.    Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4.    Place of Meetings.    Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

Section 5.    Quorum.    At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.    Organization.    At each meeting of the stockholders, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present, in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7.    Order of Business.    The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 8.    Voting.    Except as otherwise provided by statute, by the Certificate of Incorporation, or by any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9.    List of Stockholders.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 10.    Inspectors.    The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine, based upon the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting of any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 11.    Consent of Stockholders in Lieu of Meeting.    Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders not signing such written consent of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE II
BOARD OF DIRECTORS

Section 1.    General Powers.    The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2.    Number, Qualifications, Election, and Term of Office.    The number of directors of the Corporation shall be not less than one nor more than seven but, by vote of a majority of the entire Board or amendment of these By-Laws, the number thereof may be increased or decreased as may be so provided, subject to the provisions of Section 11 of this Article II. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

Section 3.    Place of Meeting.    Meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or shall be specified in the notice or waiver of notice of such meeting.

Section 4.    First Meeting.    The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

Section 5.    Regular Meetings.    Regular meetings of the Board of Directors shall be held quarterly at such place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

Section 6.    Special Meetings.    Special meetings of the Board of Directors may be called by one or more directors of the Corporation or by the President.

Section 7.    Notice of Meetings.    Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, mailed at least three business days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

Section 8.    Quorum and Manner of Acting.    A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of

Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time arid place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

Section 9.    Organization.    At each meeting of the Board of Directors, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 10.    Resignations.    Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.    Vacancies.    Vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 12.    Removal of Directors.    Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

Section 13.    Compensation.    The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14.    Action Without Meeting    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III
OFFICERS

Section 1.    Number and Qualifications.    The officers of the Corporation shall be the President, Vice President, Secretary, and Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time elect, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the appointing authority.

Section 2.    Resignations.    Any officer of the Corporation may resign at arty time by giving written notice of his resignation to the Board of Directors, the President or the

Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.    Removal.    Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board of Directors, or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4.    Vacancies.    A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment of such office.

Section 5.    Officers’ Bonds or Other Security.    If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

Section 6.    Compensation.    The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

Section 7.    President.    The President shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors. He shall perform all duties incident to the office of President and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.

Section 8.    Vice-President.    The Vice-President shall be vested with all the powers and shall be required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 9.    Secretary.     The Secretary shall:

(a)    Keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b)    See that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)    Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)    See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)    In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Section 10.    Treasurer.    The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody, and disbursements of Corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

ARTICLE IV
INDEMNIFICATION

The Corporation, by action of the Board of Directors, may, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

ARTICLE V
FISCAL YEAR

The fiscal year of the Corporation shall be as established from time to time by resolution of the Board of Directors.

ARTICLE VI
SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of the name of the Corporation and the words and figures “Corporate Seal 1988, Delaware”.

ARTICLE VII
AMENDMENTS

These By-Laws may be amended or repealed, or new By-Laws may be adopted, (1) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to Section 11 of Article I; or (3) by action of the Board of Directors.

I, the undersigned, Secretary of the Corporation, do hereby certify that the foregoing is a true, complete, and accurate copy of the By-laws of C. P. Acquisitions Corp., duly adopted on the 22nd day of September, 1988, and I do further certify that these By-laws have not since been altered, amended, repealed, or rescinded, and are now in full force and effect.

                                                                                                  Secretary

AMENDMENT TO BYLAWS
OF
GRAPHIC PACKAGING CORPORATION*

1.     Article I, Section 6 is amended to read in its entirety as follows:

“Section 6.    Organization.    At each meeting of the stockholders, the Chairman of the Board or, in his absence or inability to act, the Vice-Chairman of the Board (if any) or, in their absence or inability to act, any person chosen by a majority of the stockholders present in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary or, at his request or in his absence or inability to act, an Assistant Secretary, or, in their absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep minutes of the meeting.”

2.    Article II, Section 9 is amended to read in its entirety as follows:

“Section 9.    Organization.    At each meeting of the Board of Directors, the Chairman of the Board or, in his absence or inability to act, the Vice-Chairman of the Board (if any) or, in their absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, at his request or in his absence or inability to act, an Assistant Secretary, or, in their absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep minutes of the meeting.”

3.     Article III is amended to read in its entirety as follows:

*Formerly the Bylaws of C.P. Acquisition Corp. and adopted as the Bylaws of Graphic Packaging Corporation shortly after the merger of C.P. Acquisition Corp. into Graphic Packaging Corporation.

“ARTICLE III
Officers

Section 1.    Number.    The officers of the Corporation shall be a Chairman of the Board of Directors (sometimes herein called the Chairman), a President, a Secretary, a Treasurer, and such Vice-Presidents or other officers as may be appointed or elected in accordance with Sections 2 and 3 of this Article III.

Section 2.    Election, Term of Office and Qualifications. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors or at such other meetings as the Board of Directors deems appropriate. Each officer shall continue in office until the earliest of when his successor is duly elected and qualified, the effective date of his resignation, or when he is removed in the manner provided herein.

Section 3.    Other Officers and Agents.    The Board of Directors may appoint such other officers and agents as it may deem necessary, including a Vice-Chairman of the Board, a Chief Executive Officer, one or more Executive Vice-Presidents, additional Vice-Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided by these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint and to prescribe the authority and duties of any such other officers or agents. An Assistant Secretary or an Assistant Treasurer also may be appointed when and as needed by the Chief Executive Officer; by the Secretary, but only as to an Assistant Secretary; or by the Treasurer, but only as to an Assistant Treasurer.

Section 4.    Removal.    Any officer or agent may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

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Section 5.    Resignation.    Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, Chief Executive Officer, or Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Vacancies.    A vacancy in office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 7.    Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 8.    Chairman of the Board.    The Chairman of the Board shall preside at meetings of the stockholders and directors as provided in Article I, Section 6 and Article III, Section 9 of these bylaws, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 9.    Vice Chairman of the Board.    The Vice Chairman of the Board, if one is elected by the Board of Directors, shall preside at meetings of the stockholders and directors in the absence or inability to act of the Chairman, as provided in Article I, Section 6 and Article III, Section 9 of these bylaws, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 10.    Chief Executive Officer.    The Chief Executive Officer, if one is elected by the Board of Directors, shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors and these Bylaws. At the request of the Chairman, or in his absence or inability to act, the Chief Executive Officer shall perform all of the duties of the Chairman, and when so acting, he shall have all the

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powers of and be subject to all the restrictions upon the Chairman.

Section 11.    President.    If there is no Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer as described in Section 10 of this Article III; otherwise, the President shall be responsible to the Chief Executive Officer for the day to day operations of the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 12.    Vice-Presidents.    Vice-Presidents, including Executive Vice-Presidents, shall perform the duties, exercise the powers, and assume the responsibilities granted to them by the Board of Directors from time to time. Unless provided otherwise by the Board, an Executive Vice-President may perform any duty prescribed in these Bylaws for a Vice-President.

Section 13.    The Secretary.    The Secretary shall:

(a)    Keep the minutes of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)    See that all notices are duly given in accordance with these Bylaws and as required by law.

(c)    Be custodian of the records and of the seal of the Corporation.

(d)    Maintain a register of the current post office address of each stockholder, make periodic updates thereof, make other changes in such register as necessary, and retain and file his authority for all such entries.

(e)    See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

(f)    In general, perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chief Executive Officer.

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Section 14.    Assistant Secretary.    In the absence or inability to act or at the request of the Secretary, an Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to, all of the restrictions upon, the Secretary. He shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, or the Secretary.

Section 15.    The Treasurer.    The Treasurer shall:

(a)    Have the charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws.

(b)    At all reasonable times exhibit his books of account and records to any of the directors of this Corporation upon application during business hours at the office of this Corporation.

(c)    Render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the annual meeting of the stockholders, if called upon so to do.

(d)    Receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever.

(e)    In general, perform all of the duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 16.    Assistant Treasurer.    In the absence or inability to act or at the request of the Treasurer, an Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all of the duties and powers of, and be subject to all of the restrictions upon, the Treasurer. He shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the Treasurer.

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Section 17.    Surety Bonds.    The Board of Directors may require any officer or agent of the Corporation to execute and deliver to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.”

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